Exhibit 99.1

VeriSign to Present at the Credit Suisse Annual Technology Conference and the

Barclays Capital Global Technology Conference

MOUNTAIN VIEW, CA – November 24, 2009 – VeriSign, Inc. (NASDAQ: VRSN), the trusted provider of Internet infrastructure services, announced that Mark McLaughlin, president and chief executive officer, will speak at the Credit Suisse 2009 Annual Technology Conference in Phoenix on Tuesday, December 1 at 9:00 a.m. (MST). Additionally, Brian Robins, chief financial officer, will speak at the Barclays Capital 2009 Global Technology Conference in San Francisco on Tuesday, December 8 at 4:30 p.m. (PST). During the presentations, recent company performance and business initiatives will be discussed. Both presentations will be available via live webcast at http://investor.verisign.com. Replays of both webcasts will also be available at http://investor.verisign.com after the events for a limited period of time.

About VeriSign

VeriSign, Inc. (NASDAQ: VRSN) is the trusted provider of Internet infrastructure services for the networked world. Billions of times each day, VeriSign helps companies and consumers all over the world engage in communications and commerce with confidence. Additional news and information about the company is available at www.verisign.com.

VRSNF

Contacts:

Investor Relations: Nancy Fazioli, ir@verisign.com, 650-426-5146

Media Relations: Brad Williams, brwilliams@verisign.com, 650-426-5298